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                                                                     Exhibit 21


                         EDO CORPORATION'S SUBSIDIARIES

                               ACTIVE SUBSIDARIES

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
                                                                       NAMES UNDER WHICH
             SUBSIDIARY               STATE OF INCORPORATION       SUBSIDIARY DOES BUSINESS
Advanced Engineering and Research,    Virginia                 AERA Incorporated
Inc.                                                           AERA Inc.
                                                               Virginia AERA, Inc.
AIL Technologies Inc.                 Delaware                 EDO Technical Services Operations

AIL Systems Inc. (owned by AIL        Delaware
Technologies Inc.)

Darlington Inc.                       Delaware                 Darlington Incorporated.
                                                               Darlington Inc.
                                                               Darlington of Virginia Inc.

EDO Communications and                California
Countermeasures Systems Inc.

EDO Professional Services Inc.        Delaware

EDO Western Corporation               Utah                     EDO Electro-Ceramic Products

M. Technologies Inc.                  Pennsylvania             EDO M. Tech

Specialty Plastics, Inc.              Louisiana                EDO Specialty Plastics

EDO Reconnaissance and Surveillance   Delaware                 EDO Communications,
Systems Inc.                                                   Countermeasures Systems
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